UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2012

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

1. On June 18, 2012, (i) EpiCept Corporation ("EpiCept"), together with its wholly-owned subsidiary EpiCept GmbH, entered into an Asset Purchase Agreement with Meda AB (the "Meda AB Agreement") and (ii) EpiCept, together with its wholly-owned subsidiary Maxim Pharmaceuticals Inc., entered into an Asset Purchase Agreement with Meda Pharma SARL (together with the Meda AB Agreement, the "Asset Purchase Agreements"). Pursuant to the Asset Purchase Agreements, EpiCept sold all of its rights to Ceplene® in the territories previously licensed to Meda AB, and a portion of its remaining Ceplene® inventory, for approximately $2.6 million in cash and the assumption of EpiCept's ongoing responsibilities related to the manufacture and maintenance of the marketing authorization of Ceplene® in the European Union. The cash received from this transaction together with the savings from future expenses, after making a partial prepayment on EpiCept's existing secured term loan with MidCap Financial LLC of approximately $0.8 million, as disclosed below, will enable EpiCept to operate into the fourth quarter 2012 without further financing.

Under the terms of the transaction, Meda has as of the closing date assumed responsibility for the manufacturing of Ceplene® in the territories previously licensed to Meda and will absorb all of the remaining expenses relating to the post-approval clinical study of Ceplene® that is required by the European Medicines Agency (EMA). EpiCept has also agreed to relinquish all future milestone payments and royalty on future sales of Ceplene® by Meda. In conjunction with the closing of this transaction EpiCept will close its EpiCept GmbH facility in Munich, Germany.

Also on June 18, 2012, in connection with the execution of the Asset Purchase Agreements, (i) EpiCept, EpiCept GmbH and Meda AB entered into a Cooperation Agreement, pursuant to which EpiCept will provide certain transitional services to Meda, and (ii) EpiCept, EpiCept GmbH, Meda AB and Meda Pharma GmbH & Co. KG ("Meda GmbH") entered into a Termination Agreement which provides for the termination of three Ceplene®-related agreements: the License Agreement dated January 8, 2010 between EpiCept, EpiCept GmbH and Meda AB; the Supply Agreement dated March 29, 2010 between EpiCept and Meda AB; and the Quality Assurance Agreement dated March 29, 2010 bewteen EpiCept, Meda AB and Meda GmbH.

2. On June 18, 2012, in connection with the consummation of the transaction with Meda disclosed above, EpiCept Corporation, together with its wholly-owned subsidiaries Maxim Pharmaceuticals Inc. and Cytovia, Inc., entered into a Consent Agreement with MidCap Funding III, LLC, as agent and lender under EpiCept's existing secured term loan, pursuant to which EpiCept made a partial prepayment of the secured term loan of approximately $0.8 million.

Item 9.01 Financial Statements and Exhibits.

10.1 Meda AB Asset Purchase Agreement, dated June 18, 2012.
10.2 SARL Asset Purchase Agreement, dated June 18, 2012.
10.3 Termination Agreement, dated June 18, 2012.
10.4 Midcap Consent Agreement, dated June 18, 2012.
10.5 Cooperation Agreement, dated June 18, 2012.
99.1 Press release, dated June 19, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

June 21, 2012	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Meda AB Asset Purchase Agreement, dated June 18, 2012.
10.2	SARL Asset Purchase Agreement, dated June 18, 2012.
10.3	Termination Agreement, dated June 18, 2012.
10.4	Midcap Consent Agreement, dated June 18, 2012.
10.5	Cooperation Agreement, dated June 18, 2012.
99.1	Press release, dated June 19, 2012.